Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2011 (before retrospective adjustments to the financial statement disclosures) related to the consolidated financial statements of Edgen Murray II, L.P. and subsidiaries, (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in financial reporting segments), incorporated by reference from the Prospectus included in Registration Statement No. 333-178790.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 29, 2011 related to combined financial statements of Bourland & Leverich Holding Company and Subsidiaries and the consolidated financial statements of Bourland & Leverich Holdings LLC and Subsidiary, incorporated by reference from the Prospectus included in Registration Statement No. 333-178790.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

May 1, 2012